Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Immunovant, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	Debt Securities	Rule 456(b) and 457(r) (2)	(3)	(3)	(3)

	Equity	Common Stock, par value $0.0001 per share	Rule 456(b) and 457(r) (2)	(3)	(3)	(3)

	Equity	Preferred Stock, par value $0.0001 per share	Rule 456(b) and 457(r) (2)	(3)	(3)	(3)

	Other	Warrants	Rule 456(b) and 457(r) (2)	(3)	(3)	(3)

	Equity	Common Stock, par value $0.001 per share	Rule 457(o)	$150,000,000	N/A	$150,000,000	0.00014760	$22,140.00

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts					$150,000,000		$22,140.00

	Total Fees Previously Paid							$—

	Total Fee Offsets							$54,870.15(4)

	Net Fee Due							$—(4)

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Immunovant, Inc.	Form S-3	333-251865	January 4, 2021		$54,870.15	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	(4)	$455,950,066.00

Fee Offset Sources	Immunovant, Inc.	Form S-3	333-251865		January 4, 2021						$54,870.15(4)

(1)         Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)         The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all of the registration fee. In connection with the securities offered hereby, the Registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(3)         An unspecified number of the securities of each identified class of securities is being registered for possible issuance from time to time at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

(4)         The Registrant previously paid a filing fee of $54,870.15 in connection with the registration of $455,950,066.00 of unallocated universal shelf securities that have been previously registered under the Registrant’s registration statement on Form S-3 (File No. 333-251865) filed on January 4, 2021 (“Prior Registration Statement”) and remain unsold. Pursuant to Rule 457(p), the filing fee of $54,870.15 in connection with such $455,950,066.00 of unsold unallocated universal shelf securities may be offset against the total filing fee due for this registration statement. Pursuant to Rule 457(p), the offering of such $455,950,066.00 of unsold unallocated universal shelf securities under the Prior Registration Statement will be deemed terminated as of the time of the filing of this registration statement.